UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2007

PSS WORLD MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number: 0-23832

Florida	59-2280364
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification Number)

4345 Southpoint Blvd.
Jacksonville, Florida	32216
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(904) 332-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 27, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of PSS World Medical, Inc. approved awards of performance-based restricted stock units (“Performance Shares”) and performance-accelerated restricted stock (“PARS”) granted under the Company’s 2006 Incentive Plan to the Company’s named executive officers.

The Performance Shares will vest and convert to shares of common stock based on the Company’s achievement of a cumulative earnings per share growth target over a three-year performance period ending March 31, 2010. These awards, which are denominated in terms of a target number of shares, will be forfeited if performance falls below a designated threshold level and may vest for up to 250% of the target number of shares for exceptional performance. Target awards of Performance Shares granted to the named executive officers were as follows: David A. Smith, 32,400; David M. Bronson, 16,500, Gary A. Corless, 16,200; John F. Sasen, Sr. 10,700; Bradley J. Hilton, 11,700.

The PARS will cliff vest on the five-year anniversary of the grant date, subject to accelerated vesting after three years if the Company achieves a cumulative earnings per share growth target. The number of PARS granted to the named executive officers were as follows: David A. Smith, 32,400; David M. Bronson, 16,500, Gary A. Corless, 16,200; John F. Sasen, Sr. 10,700; Bradley J. Hilton, 11,700.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2007

PSS WORLD MEDICAL, INC.
By:	/s/ David M. Bronson
Name: David M. Bronson Title: Executive Vice President and Chief Financial Officer